EXHIBIT 32.1

CERTIFICATION
Pursuant to
18 U.S.C Section 1350 as Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Minrad International, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the Form 10-KSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2008	/s/ William H. Burns, Jr.
William H. Burns, Jr. Chief Executive Officer (chief executive officer)

Dated: March 31, 2008	/s/ Charles R. Trego, Jr.
Charles R. Trego, Jr. Chief Financial Officer (Principal financial officer)